EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul DePond, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge, the Annual Report of Notify Technology Corporation on Form 10-K for the fiscal year ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Notify Technology Corporation.

By:	/s/ Paul F. DePond
Name:	Paul F. DePond
Title:	Chief Executive Officer (Principal Executive Officer)
Date: December 30, 2009

 I, Gerald W. Rice, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge, the Annual Report of Notify Technology Corporation on Form 10-K for the fiscal year ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Notify Technology Corporation.

By:	/s/ Gerald W. Rice
Name:	Gerald W. Rice
Title:	Chief Financial Officer (Principal Financial Officer)
Date: December 30, 2009

A signed original of this written statement required by Section 906 has been provided to Notify Technology Corporation and will be retained by Notify Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.